EXHIBIT 5.1
FREDRIKSON & BYRON, P.A.
200 South Sixth Street, Suite 4000
Minneapolis, Minnesota 55402
Telephone: (612) 492-7000
Facsimile: (612) 492-7077
June 18, 2009
Health Fitness Corporation
1650 West 82nd Street, Suite 1100
Bloomington, Minnesota 55431
     Re: Registration Statement on Form S-8
Ladies/Gentlemen:
     We are acting as corporate counsel to Health Fitness Corporation (the “Company”) in connection with the original registration by the Company on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), of (i) options and 200,000 shares of Common Stock issuable pursuant to the Company’s 1995 Employee Stock Purchase Plan, as amended (the “Purchase Plan Shares”), and (ii) options and 500,000 shares of Common Stock issuable pursuant to the Company’s Amended and Restated 2005 Stock Option Plan (the “Option Plan Shares,” and, together with the Purchase Plan Shares, the “Shares”).
     In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company:
1.	The Company’s Articles of Incorporation, as amended.

2.	The Company’s Bylaws, as amended.

3.	The 1995 Employee Stock Purchase Plan, as amended, and the Amended and Restated 2005 Stock Option Plan (collectively, the “Plans”).

4.	Certain corporate resolutions adopted by the Board of Directors and shareholders of the Company pertaining to the adoption of the Plans and the increases in the number of shares reserved for issuance thereunder.

5.	The Registration Statement.
     Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that upon issuance and delivery of the Shares against receipt by the Company of the consideration for the Shares pursuant to the terms of the respective Plans, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours, FREDRIKSON & BYRON, P.A.
By:	/s/ Alexander Rosenstein
Alexander Rosenstein, Vice President